EXHIBIT E
EXECUTION VERSION

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

between
NEW-WAVE INVESTMENT HOLDING COMPANY LIMITED
and
SINA CORPORATION
Dated as of November 24, 2009

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
          AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of November 24, 2009 (as amended and restated, this “Agreement”), between NEW-WAVE INVESTMENT HOLDING COMPANY LIMITED, a company organized under the laws of the British Virgin Islands (“New-Wave”), and SINA CORPORATION, a company organized under the laws of the Cayman Islands (the “Company”).
          WHEREAS, the Company and New-Wave entered into a Subscription Agreement dated September 21, 2009 (the “Subscription Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Subscription Agreement), pursuant to which, upon the terms and subject to the conditions thereof, New-Wave will acquire, on the Closing Date (as defined below) 5,608,612 ordinary shares (the “Subscription Shares”) of the Company, par value US$0.133 each (the “Shares”);
          WHEREAS, in connection with the transfer of the Subscription Shares, the Company and New-Wave entered into a Registration Rights Agreement dated September 22, 2009 (the “Original Agreement”) pursuant to which the Company agreed to provide New-Wave certain registration rights with respect to the Subscription Shares;
          WHEREAS, New-Wave and Merrill Lynch International (the “Lender”) have entered into a Margin Loan Agreement, dated as of the Closing Date (the “Margin Loan Agreement”);
          WHEREAS, New-Wave subsequently entered into a Share Subscription Agreement, dated November 17, 2009 (the “PE Subscription Agreement”, with the persons listed on Schedule 1 hereto (collectively, the “Investors”), pursuant to which New-Wave agreed to issue and sell to each Investor, and each Investor has agreed to subscribe for and purchase from New-Wave preferred shares of New-Wave, par value $0.01 per share (the “Preferred Shares”);
          WHEREAS, in connection with the issuance of the Preferred Shares to the Investors pursuant to the PE Subscription Agreement, the Company and New-Wave desire to enter into this Agreement to amend and restate the Original Agreement in its entirety with effect from the Closing Date; and
          WHEREAS, certain terms used in this Agreement are defined in Section 1.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Definitions.
          (a) For purposes of this Agreement:

          “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
          “Closing Date” has the meaning ascribed to such term in the Subscription Agreement.
          “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.
          “Equity Securities” means the ordinary shares of the Company, and all direct or indirect options, warrants, convertible securities or other rights to acquire any ordinary shares of the Company or securities or instruments exchangeable or exercisable for, or convertible into, ordinary shares of the Company.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
          “Holder” shall mean New-Wave and any transferee to whom Registrable Securities are permitted to be transferred from New-Wave; and, in each case, who continues to be entitled to the rights and subject to the obligations of a Holder hereunder.
          “Lockup Expiration Date” means the date immediately following the sixth-month anniversary of the Closing Date.
          “NASDAQ” means The Nasdaq Stock Market, Inc., or any successor entity thereof.
          “person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
          “Registrable Securities” means all and any Shares held by a Holder (including any securities issuable or issued or distributed in respect of any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise). For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities proposed to be sold by a Holder in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be distributed to the public in the United States pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three-month period, (iii) any such Registrable Securities have been sold in a sale made pursuant to

Rule 144 (or any successor provision then in effect) under the Securities Act or (iv) such Registrable Securities are saleable pursuant to Rule 144(k) under the Securities Act.
          “Registration Expenses” means all expenses in connection with or incident to the registration of Registrable Securities hereunder, including (a) all SEC and any NASDAQ registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of Registrable Securities for offering and sale under the securities or “blue sky” laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may reasonably designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of any Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expense of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any “blue sky” or legal investment memoranda, any selling agreements and all other documents approved for use in writing by the Company to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of the Company and out-of-pocket travel expenses incurred by or for the Company’s personnel for travel undertaken for any “road show” made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel of the Company and independent certified public accountants of the Company incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of counsel and any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (h) Securities Act liability insurance, if the Company desires such insurance and (i) the fees and expenses incurred by the Company and its advisers in connection with the quotation or listing of Registrable Securities on any securities exchange or automated securities quotation system. Any brokerage commissions attributable to the sale of any of the Registrable Securities, and any commissions, fees, discounts or, except as specified in the immediately preceding sentence, expenses of any underwriter or placement agent incurred in connection with an offering of securities registered in accordance with this Agreement and any fees and expenses of any counsel or other advisors to a Holder and any other out-of-pocket expenses of a Holder shall not be “Registration Expenses.”
          “Registration Statement” means a Shelf Registration Statement, a Demand Registration Statement or a Piggy-Back Registration Statement, as the case may be.
          “Relative” means, in relation to any given person, the spouse, parents, siblings and children (natural or legally adopted) of such person and their respective spouses and children (as appropriate).

          “SEC” means the United States Securities and Exchange Commission, or any successor thereto.
          “Securities Act” means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
          “Subscription Shares” has the meaning ascribed to such term in the Subscription Agreement.
          (b) The following terms have the meaning set forth in the Sections set forth below:

Term	Section

Agreement	Preamble
Anniversary Date	2(b)
Blackout Period	5
Company	Preamble
Demand Registration	3(a)
Demand Registration Statement	3(a)
Effective Period	2(c)
Indemnified Party	9(c)
Indemnifying Party	9(c)
Initial Shelf Registration Date	2(b)
Investors	Recitals
Lender	Recitals
Margin Loan Agreement	Recitals
Maximum Number of Securities	4(c)
New-Wave	Preamble
Original Agreement	Recitals
Participating Piggy-Back Holders	4(b)
PE Subscription Agreement	Recitals
Piggy-Back Registration	4(a)
Piggy-Back Registration Statement	4(a)
Preferred Shares	Recitals
Shares	Recitals
Shelf Registration Statement	2(b)
Subscription Agreement	Recitals
Subscription Shares	Recitals
          (c) Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
     (i) The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

     (ii) Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
     (iii) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
     (iv) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
     (v) References to a person are also to its successors and permitted assigns; and
     (vi) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
          2. Shelf Registration.
          (a) The Company shall use commercially reasonable efforts to file with the SEC and cause to be declared effective within thirty (30) Business Days after the Closing Date, and to keep effective for a period of one year, a registration statement on Form F-3 or a comparable form under the Securities Act (to the extent the Company is legally entitled to use Form F-3 or such comparable form), covering all of the Subscription Shares. The Company expressly permits the sale by New-Wave or the Lender, upon the occurrence of an Event of Default (as defined in the Margin Loan Agreement), of the number of Subscription Shares necessary to realize proceeds equal to 110% of the amount of all indebtedness and other obligations owing to the Lender by New-Wave under or in connection with the Margin Loan Agreement.
          (b) After the Lockup Expiration Date and upon receipt of a written request from New-Wave requesting that the Company effect a registration under the Securities Act covering all of part of the Registrable Securities, and which notice shall specify the number of Registrable Securities for which registration is requested, the Company shall, as soon as is practicable, but in no event later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 5 below) after receipt of such written request, file with the SEC, and use its reasonable best efforts to cause to be declared effective, a registration statement (a “Shelf Registration Statement”, and the date on which such Shelf Registration Statement is declared effective, the “Initial Shelf Registration Date”) on an appropriate form under the Securities Act relating to all of the Registrable Securities that the Company has been so requested to register for sale, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution thereof) of the Registrable Securities so registered. The Company shall file with the SEC, and use its reasonable best efforts to cause to be declared effective, a Shelf Registration Statement on each of the second and third anniversaries of the Closing Date (each, an “Anniversary Date”) covering the number of Registrable Securities for which registration is requested pursuant to a written notice from New-Wave to the Company at least thirty (30) days prior to each Anniversary Date.
          (c) The Company shall use its reasonable best efforts to keep each Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities, for a period of six (6) months (or for such longer period if extended pursuant to Section 6(l) below) from the Initial Shelf Registration Date or the relevant Anniversary Date, as the case may be, or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have be sold pursuant thereto (each such period, an “Effective Period”).
          3. Demand Registration.
          (a) After the Lockup Expiration Date and upon receipt of a written request from a Holder requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering at least 200,000 ordinary shares of the Registrable Securities, and which notice shall specify the number of Registrable Securities for which registration is requested, the Company shall, as soon as practicable, but in any event no later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 5 below) after receipt of such written request, file with the SEC and use its reasonable best efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) relating to all of the Registrable Securities that the Company has been so requested to register for sale, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution thereof) of the Registrable Securities so registered.
          (b) If the Demand Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company and such Holder that, in its reasonable opinion, the number of securities requested to be included in the Demand Registration (including securities to be sold by the Company or any other security holder) exceeds the number which reasonably can be sold in such offering within an acceptable price range, then the Company shall include in such Demand Registration first, the Registrable Securities such Holder proposes to register, and second, any securities the Company proposes to register and any securities with respect to which any other security holder has requested registration. The Company shall not hereafter enter into any agreement which is inconsistent with the rights of priority provided in this Section 3(b).
          (c) Holders shall be entitled to an aggregate of two (2) registrations of Registrable Securities pursuant to this Section 3; provided, that a registration requested pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 6(a) and (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC.
          (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than two (2) Demand Registration Statements in any twelve-month period, or (ii) any Demand Registration Statement within ninety (90) days following the date of effectiveness of any other Registration Statement.
          4. Piggy-Back Registration.
          (a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4, F-4 or S-8 (or any successor form) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Shares (a “Piggy-Back Registration”), it shall give written notice to all Holders at least thirty (30) days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the number of Shares that the Company and other holders, if any, then contemplate including in such registration and the intended method of disposition of such Shares. The notice shall offer to include in such filing the aggregate number of Registrable Securities as such Holders may request.
          (b) If any Holder desires to have Registrable Securities registered under this Section 4 (the “Participating Piggy-Back Holders”), it shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company of its desire to have Registrable Securities registered under this Section 4, and shall set forth the number of Registrable Securities for which registration is requested. The Company shall thereupon include, or in the case of a proposed underwritten public offering, use its reasonable best efforts to cause the managing underwriter or underwriters to permit such Holder to include, in such filing the number of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.
          (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company and the Holders in writing that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company or any other security holder would be greater than the total number of securities which can reasonably be sold in the offering without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then:
     (i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount that together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder); and
     (ii) in the event any holder of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including the Participating Piggy-Back Holders), in an amount that together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and third, any securities the Company proposes to register, in an amount that together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities.
          (d) the Company shall not hereafter enter into any agreement that is inconsistent with the rights of priority provided in Section 4(c).
          5. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 2, 3 or 4 hereof during no more than two (2) periods aggregating to not more than ninety (90) days in any twelve-month period (each, a “Blackout Period”), in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any significant financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other material transaction or negotiations involving the Company; provided, however, that (A) a Holder shall be entitled, at any time after receiving notice of such delay and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations and (B) the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of other holders of any securities of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. After the expiration of any Blackout Period (including upon public disclosure of the information that was the reason for such Blackout Period) and without any further request from any Holder, the Company shall promptly notify the Holders and shall use its reasonable best efforts to prepare and file with the SEC the requisite Registration Statement or such amendments or supplements to such Registration Statement or prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective as promptly as practicable thereafter.
          6. Registration Procedures. If the Company is required by the provisions of Section 2, 3 or 4 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as soon as practicable, and in the case of a Demand Registration, no later than thirty (30) days (excluding any days that fall during a permitted Blackout Period under Section 5) after receipt of a written request for a Demand Registration:
     (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable and to remain effective for a period of time required for the disposition of such Registrable Securities by the Holders thereof but not to exceed one hundred twenty (120) days (except with respect to a Shelf Registration Statement which shall remain effective during the Effective Period) excluding any days that fall during a permitted Blackout Period under Section 5; provided, however, that before filing such Registration Statement or any amendments or supplements thereto, the

Company shall furnish to counsel selected by the Holders copies of all documents proposed to be filed, which documents shall be subject to the review of such counsel, and shall in good faith consider incorporating in each such document such changes as such counsel to the Holders reasonably and in a timely manner may suggest. The Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;
     (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred twenty (120) days (except with respect to the Shelf Registration Statement, for which such period shall be the Effective Period) (excluding any days that fall during a permitted Blackout Period under Section 5);
     (c) furnish to such selling security holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;
     (d) use its reasonable best efforts to register or qualify the Registrable Securities or other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories and possessions as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect or until all of the Registrable Securities are sold, whichever is shorter, and to take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, subject itself to taxation in or to file a general consent to service of process in any jurisdiction where it would not, but for the requirements of this paragraph (d), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;
     (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3 or 4, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;
     (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement containing representations, warranties and indemnities in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;
     (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations promulgated by the SEC;
     (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which the Shares are listed or traded;
     (i) give written notice to the Holders:
     (i) when such Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the Company to make changes in such Registration Statement or such prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such prospectus until the requisite changes have been made);
     (j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;
     (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);
     (l) upon the occurrence of any event contemplated by Section 6(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 6(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use its reasonable best efforts to return to the Company all copies of such prospectus other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holders shall have received such amended or supplemented prospectus pursuant to this Section 6(l);
     (m) make reasonably available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration;

     (n) in connection with any underwritten offering, make appropriate officers and senior executives of the Company available to the selling security holders for meetings with prospective purchasers of Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner reasonably requested and consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and
     (o) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters, if any.
          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of distribution thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.
          7. Expenses. All Registration Expenses shall be paid by the Company, except that the Holders shall bear and pay any (a) brokerage commissions attributable to the sale of any of the Registrable Securities, (b) underwriting commissions and discounts applicable to securities offered for its account in connection with any registrations, filings and qualifications made pursuant to this Agreement, (c) fees and expenses incurred in respect of counsel to the Holders and (d) any other out-of-pocket expenses of the Holders.
          8. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
     (b) use its reasonable best efforts to file with or furnish to the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (c) furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Exchange Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.
          9. Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each agent and any underwriter for the Company (within the meaning of the Securities Act), and each person, if any, who controls such Holder or such agent or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder, such Holder’s directors and officers, such agent or underwriter or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, proceeding or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, proceeding or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); provided further that the Company shall not be liable to the Holder, such Holder’s directors and officers, such agent or underwriter or such controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with a Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, such Holder’s directors or officers, such agent or underwriter or such controlling person or by such Holder’s failure to furnish the Company, upon request, with the information with respect to such Holder or any participating person that is the subject of the untrue statement or omission. The Company shall not, without the consent of the Holders (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which any Holder is a party and indemnity has been sought hereunder by such Holder, unless such settlement includes an unconditional release of such Holder from all liability for claims that are the subject matter of such proceeding or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, such Holder’s directors and officers, such agent or underwriter or such controlling person, and shall survive the transfer of such securities by such Holder.
          (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, preliminary prospectus, final prospectus or amendments or supplements thereto; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed), and provided further that the liability of a Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any offering to which such registration under the Securities Act relates. A Holder shall not, without the consent of the Company (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which the Company is a party and indemnity has been sought hereunder by the Company, unless such settlement includes an unconditional release of the Company from all liability for claims that are the subject matter of such proceeding or action.
          (c) If the indemnification provided for in this Section 9 from the indemnifying party (the “Indemnifying Party”) is unavailable to any person entitled to indemnification hereunder (the “Indemnified Party”) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the offering of securities on the one hand and the net proceeds received by the Holders from the sale of securities on the other.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (d) The Indemnified Party agrees to give prompt written notice to the Indemnifying Party after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld or delayed.
          (e) The agreements contained in this Section 9 shall survive the transfer of the Registrable Securities by any Holder and sale of all the Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, such Holder’s directors and officers, any person who participates in the offering of Registrable Securities, including underwriters (as defined in the Securities Act), and any person, if any, who controls any Holder or such participating person within the meaning of the Securities Act.
          10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of New-Wave, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders.
          11. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.
          12. Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Holders of a majority of the shares being so registered and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.
          13. “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Ordinary Shares or any other equity securities under the Securities Act, and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell, sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
          14. Restrictions on Transfer. The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except

(a) upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act or other applicable securities laws, (b) pursuant to an effective registration statement or an available exemption under the Securities Act after the Lockup Expiration Date or (c) pursuant to Rule 144. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
          15. Miscellaneous.
          (a) Effectiveness. This Agreement shall become effective on the Closing Date.
          (b) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
          (c) Amendments and Waivers.
     (i) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective.
     (ii) No failure or delay by any party hereto in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15(d)):
(i)	if to the Company:

20/F Beijing Ideal International Plaza No. 58 Northwest 4th Ring Road Haidian District, Beijing 100080, People’s Republic of China

Fax: (8610)-82607167 Attention: Chair of the Audit Committee

with a copy to:

Orrick Herrington & Sutcliffe 1000 Marsh Road, Menlo Park, CA 94024

Fax: 1-650-614-7401 Attention: David C. Lee

(ii)	if to New-Wave or any Holder:

20/F Beijing Ideal International Plaza No. 58 Northwest 4th Ring Road Haidian District, Beijing, 100080 People’s Republic of China

Fax: (8610)-82607167 Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP 12th Floor East Tower, Twin Towers B-12 Jianguomenwai Dajie Beijing 100022, China Facsimile: +86 10 6563 6001 Attention: Lee Edwards, Esq
          (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as provided in Section 9 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, except that the registration rights of New-Wave with respect to any Registrable Securities may be transferred to any shareholder of New-Wave and (x) in respect of an Investor who is a shareholder of New-Wave, any of its affiliates, partners (limited or general), affiliated investment or co-investment funds or other person with participation rights in respect of such shareholder or its affiliated investment or co-investment funds, and (y) in respect of any individual shareholder of New-Wave, (A) any Relative of such shareholder or (B) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that is directly controlled by such shareholder; in each case, to which Registrable Securities have been transferred, without the need for consent; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the market stand-off provisions of Section 13. All of the obligations of the Company hereunder shall survive any such transfer.
          (f) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
          (g) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.
     (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.
          (h) Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 15(h).
          (i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          (j) Entire Agreement. This Agreement and the Subscription Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.
          (k) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.
          (l) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.
          (m) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NEW-WAVE INVESTMENT HOLDING COMPANY LIMITED
By:	/s/ Charles Chao
	Name:	Charles Chao
	Title:	Director

SINA CORPORATION
By:	/s/ Ter-Fung Tsao
	Name:	Ter-Fung Tsao
	Title:	Director

[Signature Page to Amended and Restated Registration Rights Agreement]

SCHEDULE 1
INVESTORS
CITIC Capital MB Investment Limited
CITIC Capital China Access Fund Limited
Early Success International Limited
FV Green Alpha Three Limited
SCGF New Wave Limited